Exhibit 23    Consent of the Certified Public Accountants

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-48271) pertaining to the Beach First National Bancshares, Inc. 1997 Stock Incentive Plan of our report dated January 21, 2005, with respect to the consolidated financial statements of Beach First National Bancshares, Inc. and Subsidiary which is included in the Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ Elliott Davis, LLC
Elliott Davis, LLC
March 21, 2005
Columbia, South Carolina